EXHIBIT 99.77Q1


                      FILED IN RESPONSE TO N-SAR FILING 77K
                       REG S-K ITEM 304(A)(3) REQUIREMENT




December 17, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read and agree with the comments contained in Sub-Item 77k of Form N-SAR of Prospect Street High Income Portfolio, Inc.

                                                            Very truly yours,


                                                            /s/ Ernt & Young LLP

                                                            ERNST &YOUNG LLP